UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2005

MARATHON OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 San Felipe Road, Houston, Texas		77056-2723
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 629-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 7, 2005, Marathon reported that during the second quarter 2005 the 18-month forward gas price curve in the United Kingdom strengthened compared to the first quarter 2005. This resulted in an estimated $167 million non-cash mark-to-market loss in the second quarter on two long-term gas sales contracts related to Marathon’s Brae gas production.

Item 7.01	Regulation FD Disclosure.

On July 7, 2005, Marathon issued a press release providing a second quarter 2005 interim update. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

	(c)	Exhibits.

	99.1	Press Release dated July 7, 2005, issued by Marathon Oil Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARATHON OIL CORPORATION

Date: July 13, 2005	By:	/s/ A.G. Adkins
A.G. Adkins
Vice President, Accounting

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated July 7, 2005, issued by Marathon Oil Corporation.